Exhibit 10.2

EXECUTION COPY

YAHOO! PUBLISHER NETWORK CONTRACT #1-26652287-5

Amendment #5

to the

Yahoo! Publisher Network Contract #1-26652287

Effective Date August 28, 2010, as amended (“Original Agreement”)

This Amendment #5 to the Original Agreement (“Amendment #5”) is made effective as of the latter date of Yahoo! Inc. or Local.com Corporation’s signature below (“Amendment #5 Effective Date”) by and between Yahoo! Inc. (“Yahoo!”) and Local.com Corporation (“Publisher”) to amend the Original Agreement. All capitalized terms not defined herein shall have the meanings assigned to them in the Original Agreement.

In consideration of these mutual covenants and for such other good and valuable consideration, the sufficiency of which is acknowledged by the parties hereto, Yahoo! and Publisher desire to as of the Amendment #5 Effective Date amend the Original Agreement as follows:

1.	The following is added to Attachment A (Implementation Requirements):

“G. Additional Requirements for Mobile Ad Module Implementation

1.	Publisher must obtain Yahoo!’s prior written approval to implement Mobile Overlays (as defined in section G(7) below) on a Publisher’s Offering that includes an ad unit overlay hosted by Publisher or Syndication Affiliates (as the case may be) containing a Search Box, Paid Search Result or Matched Ad on the web pages of the Publisher’s Offering that are accessed by a user via a mobile device Internet browser or other Mobile Application (as defined in the Software Attachment) (such ad unit overlay, “Mobile Ad Module”). In addition, (a) the Mobile Ad Module will be substantially similar to the mockups attached hereto or as otherwise approved in writing by Yahoo!, (b) the parties will agree in writing on the web pages within the Publisher’s Offering that will display the Mobile Ad Module, and (c) Publisher will comply with the additional requirements set forth in this Section G and any additional guidelines provided by Yahoo! to Publisher in writing. For clarity, once a user enters a Query in the Search Box in the Mobile Ad Module, the user will be redirected to a webpage hosted by Publisher or Syndication Affiliates (as the case may be) containing the applicable Results.

2.	Publisher must obtain Yahoo!’s prior written approval of all Mobile Ad Module templates and any proposed changes to any previously approved Mobile Ad Module templates. Publisher shall not permit any Syndication Affiliate to alter the display, implementation or appearance of the Mobile Ad Modules.

3.	Publisher’s right to use and display Mobile Ad Modules on Publisher’s Offerings shall be limited to ***.

4.	Yahoo! shall have the right, for any reason or no reason, in its sole discretion, to immediately require Publisher to terminate (a) the implementation of Mobile Ad Modules on any or all Publisher’s Offerings and/or (b) the use and display of Links and Results in connection with Mobile Overlays described in this Section G.

CONFIDENTIAL

***	- Portions of this page have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

EXECUTION COPY

YAHOO! PUBLISHER NETWORK CONTRACT #1-26652287-5

5.	Publisher represents and warrants that it has the legal right, power and authority to exploit the Mobile Overlays as contemplated in this Agreement and that the Mobile Overlays comply with all laws, rules and regulations.

6.	In addition to and without limitation of Publisher’s other indemnification obligations under this Agreement, Publisher will indemnify, defend and/or settle, and pay damages awarded pursuant to, any third party claim brought against Yahoo!, any Yahoo! Related Party and any Advertiser, arising out of or related to Publisher’s implementation of Mobile Overlays and Mobile Ad Modules (excluding Links and Results) in violation of this Agreement. The limitation of liability described in Section 17 of the Terms and Conditions shall not apply to any amounts owed by Publisher under this Section.

7.	“Mobile Overlay” means *** proprietary technology that (a) presents an overlay module on webpages that are accessed via a mobile device Internet browser or other Mobile Application as shown in the attached mockups, (b) is used on the *** operating systems and such other mobile operating systems that Yahoo! and Publisher mutually agree upon and (c) implements Mobile Ad Modules as described in this Section G. Publisher must obtain Yahoo!’s prior written approval to use any such proprietary technology from a third party other than ***.”

2.	The following is added to Attachment C (Syndication Attachment):

a. to Section 1 (Definitions) of the Syndication Attachment:

“(d)	Syndicated Applications” means the Affiliate’s Mobile Applications (as defined in the Software Attachment) that Yahoo! approves in writing. Additional or successor Applications must each be individually approved for syndication.”

b. to Section 2 (Links and Results) of the Syndication Attachment:

“2.	Links and Results. Publisher may syndicate the following Links and Results to Syndicated Sites, Fully Syndicated Sites and Syndicated Applications, as the case may be (collectively, “Syndication Right”):”

3.	Miscellaneous.

(a)	Except as expressly set forth herein, the terms and conditions of the Original Agreement are unmodified and remain in full force and effect.

(b)	The Original Agreement is amended to provide that references in the Original Agreement to “this Agreement” or “the Agreement” (including indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed references to the Original Agreement as amended hereby. All capitalized defined terms used but not defined herein shall have the same meaning as set forth in the Original Agreement.

(c)	This Amendment #5 may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument. An electronically transmitted signature via pdf or facsimile shall be deemed the equivalent to an original ink signature.

CONFIDENTIAL

***	- Portions of this page have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

EXECUTION COPY

YAHOO! PUBLISHER NETWORK CONTRACT #1-26652287-5

(d)	In the event of a conflict between any of the terms and conditions of the Original Agreement and any of the terms and conditions of this Amendment #5, the terms and conditions of this Amendment #5 shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment #5 to the Original Agreement to be executed by their duly authorized representatives as of the dates set forth below.

YAHOO! INC.		LOCAL.COM CORPORATION

By:	/s/ Al Echamendi	By:	/s/ Michael Sawtell
Name:	/s/ Al Echamendi	Name:	/s/ Michael Sawtell
Title:	VP, Bus Dev	Title:	President/COO
Date:	April 12, 2012	Date:	April 11, 2012

CONFIDENTIAL

***	- Portions of this page have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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